UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2006

SECURITY BANK CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Georgia	000-23261	58-2107916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4219 Forsyth Road, Macon, Georgia 31210

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (478) 722-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2006, Security Bank Corporation, Security Bank of Bibb County, Security Bank of Houston County and Security Bank of Jones County entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P. (the “Underwriter”) in connection with Security Bank Corporation’s public offering of 1,500,000 shares of common stock, par value $1.00 (the “Shares”). Security Bank Corporation expects to receive net proceeds, before expenses, of approximately $31.4 million, which is subject to the satisfaction of certain closing conditions set forth in the Underwriting Agreement.

The offering of the Shares was registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3, as amended (Registration No. 333-132661), which includes the prospectus dated April 17, 2006 and final prospectus supplement dated May 11, 2006 (the “Registration Statement”). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K for the purpose of incorporating such Underwriting Agreement by reference as an exhibit to the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated May 11, 2006, between Security Bank Corporation, Security Bank of Bibb County, Security Bank of Houston County, Security Bank of Jones County and Sandler O’Neill & Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY BANK CORPORATION

Date: May 12, 2006	By:	/s/ H. Averett Walker
H. Averett Walker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated May 11, 2006, between Security Bank Corporation, Security Bank of Bibb County, Security Bank of Houston County, Security Bank of Jones County and Sandler O’Neill & Partners, L.P.